#949 Putnam Classic Equity Fund
5/31/04 semi annual

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A

Putnam Management has agreed to assume certain expenses incurred by the fund in connection with allegations of improper short term trading activity. During the funds fiscal period, legal, shareholder servicing and communication, audit, and Trustee fees incurred by the fund and assumed by Putnam Management were $33,183.



72DD1 (000s omitted)

Class A	 	$3,388
Class B              213
Class C                8

72DD2 (000s omitted)

Class M		$86
Class R		  0
Class Y		 37
73A1

Class A		$0.053
Class B 	 0.008
Class C		 0.005

73A2

Class M 	$0.022
Class R		 0.044
Class Y		 0.047

74U1 (000s omitted)

Class A		 58,489
Class B		 25,011
Class C		  1,573

74U2 (000s omitted)

Class M		  3,531
Class R		      0
Class Y		    518

74V1

Class A		$11.86
Class B		 11.75
Class C		 11.83

74V2

Class M		$11.80
Class R		 11.86
Class Y		 11.87